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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
US Gold Corporation:

        We consent to the incorporation by reference in the following registration statements: Nos. 333-144563, 333-144569, 333-112269, and 333-36600 on Form S-8, Nos. 333-157998, 333-136587 and 333-144410 on Form S-3, and Nos. 333-138272, 333-138271, and 333-138233 on Form S-4 of US Gold Corporation of our report dated March 10, 2011 with respect to the consolidated balance sheets of US Gold Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the three years ended December 31, 2010, which report appears in the annual report on Form 10-K of US Gold Corporation for the year ended December 31, 2010.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
March 10, 2011

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  Exhibit 23.1